Exhibit 8.3


                                                   April 18, 2001




To Each of the Persons
Listed on Schedule "A" Hereto


Re: PHH Vehicle Management Services, LLC; Raven Funding LLC; Greyhound Funding LLC, Hunt Valley LLC and D.L. Peterson Trust
     ------------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special Delaware counsel for PHH Vehicle Management Services, LLC, a Delaware limited liability company ("VMS"), Raven Funding LLC, a Delaware limited liability company (the "SPV"), Greyhound Funding LLC, a Delaware limited liability company (the "Issuer"), Hunt Valley LLC, a Delaware limited liability company ("Newco"), and D.L. Peterson Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of executed or conformed counterparts or copies of the following (the "Transaction Documents"):

          (a) The Certificate of Formation of VMS, dated April 1, 1999, as filed in the office of the Secretary of State on April 1, 1999;

          (b) The Limited Liability Company Agreement of VMS, dated as of April 1, 1999 (the "VMS Agreement"), agreed to by Avis Fleet Leasing and Management Corporation as successor by merger to PHH Holdings Corporation, as the sole member of VMS (the "VMS Member");



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To Each of the Persons
Listed on Schedule "A" Hereto
April 18, 2001
Page 2



          (c) The Certificate of Formation of the SPV, dated June 23, 1999 (the "SPV Certificate"), as filed in the office of the Secretary of State on June 24, 1999;

          (d) The Limited Liability Company Agreement of the SPV, dated as of June 30, 1999, and effective as of June 24, 1999, executed by VMS, as the sole economic member of the SPV (the "SPV Member"), and Lisa B. Hunt, Bernard J. Angelo and the other Managers (as defined therein)

          (e) The Amended and Restated Limited Liability Company Agreement of the SPV, dated and effective as of October 28, 1999 (the "SPV Agreement"), executed by the SPV Member, and David O. Taylor, Bernard J. Angelo and the other Managers (as defined therein);

          (f) The Certificate of Formation of the Issuer, dated June 23, 1999 (the "Issuer Certificate"), as filed in the office of the Secretary of State on June 24, 1999;

          (g) The Limited Liability Company Agreement of the Issuer, dated as of June 30, 1999, and effective as of June 24, 1999, executed by the SPV, as the sole common member of the Issuer (the "Common Member"), and Tony Wong;

          (h) The Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of October 28, 1999, and effective on October 28, 1999 (the "Issuer Agreement"), executed by the SPV, as the sole common member of the Issuer (the "Common Member"), and Tony Wong;

          (i) The Certificate of Formation of Newco, dated October 25, 1999 (the "Newco Certificate"), as filed in the office of the Secretary of State on October 25, 1999;

          (j) The Limited Liability Company Agreement of Newco, dated as of October 28, 1999, and effective as of October 25, 1999 (the "Newco Agreement"), executed by the SPV, as the sole common member of Newco (the "Newco Common Member"), and Andrew L. Stidd;

          (k) The Certificate of Trust of the Trust (the "Trust Certificate"), as filed in the office of the Secretary of State of the State on June 29, 1999;

          (l) The Amended and Restated Origination Trust Agreement of the Trust, dated as of June 30, 1999, among the SPV, as successor settlor and initial beneficiary, VMS, as existing settlor and initial beneficiary, VMS, as UTI trustee, and Wilmington Trust Company, as Delaware Trustee;


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To Each of the Persons
Listed on Schedule "A" Hereto
April 18, 2001
Page 3



          (m) The Sold SUBI Supplement 1999-1A to Origination Trust Agreement, dated as of June 30, 1999, among the SPV, as settlor and initial beneficiary, VMS, as UTI trustee and servicer, and Wilmington Trust Company, as Delaware trustee and SUBI trustee, as amended by Amendment No. 1, dated as of October 28, 1999, among the SPV, as settlor and initial beneficiary, VMS, as UTI trustee and servicer, and Wilmington Trust Company, as Delaware trustee and SUBI trustee; and

          (n) The Sold SUBI Supplement 1999-1B to Origination Trust Agreement, dated as of June 30, 1999, among the SPV, as settlor and initial beneficiary, VMS, as UTI trustee and servicer, and Wilmington Trust Company, as Delaware trustee and SUBI trustee.

          For the purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (n) above, which we believe are all the documents reasonably necessary for us to have considered for purposes of rendering the opinions stated herein. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (n) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document not listed above that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed that
(i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

          For purposes of this opinion, we have assumed (i) the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation and the legal capacity of natural persons who are signatories to the documents examined by us, (ii) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (iv) that the documents listed in paragraphs (a) through (n) above have not been amended and are in full force and effect, (v) that there are no proceedings pending or contemplated for the merger, consolidation, liquidation, dissolution or termination of the VMS, the SPV, the Issuer, Newco or


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To Each of the Persons
Listed on Schedule "A" Hereto
April 18, 2001
Page 4



the Trust and (vi) that none of VMS, the SPV, the Issuer, Newco or the Trust will be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. We have not participated in the preparation of any offering material (other than this opinion) relating to VMS, the SPV, the Issuer, Newco or the Trust and assume no responsibility for the contents of any such material.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal tax law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that none of VMS, the SPV, the Issuer, Newco or the Trust will be treated as an association taxable as a corporation for Delaware state income tax purposes.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-1 of the Issuer, the SPV and the Trust (Securities and Exchange Commission file number 333-40708) and the reference to us under the caption "Material Federal and Certain State Income Tax Consequences" and under the caption "Legal Matters" in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,


                                /s/ Richards, Layton & Finger


EAM\DKD\RJF


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                                 Schedule "A"



D. L. Peterson Trust

Raven Funding LLC

Greyhound Funding LLC

RLF1-2283729-3